UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

December 12, 2006

MOBILEPRO CORP.
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(Exact Name of Registrant as Specified in Charter)

Delaware	000-51010	87-0419571
(State of Incorporation)	(Commission File Number )	(IRS Employer Identification No.)

6701 Democracy Blvd., Suite 202
Bethesda, MD 20817
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(Address of principal executive offices) (Zip Code)

(301) 315-9040
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(Registrant's telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Jay Wright, Chairman and CEO of Mobilepro, extended his 10b5-1 purchase program of Mobilepro common stock, par value $0.01 par value per share, through March 2007 pursuant to which he purchases approximately $5,000 per month of Mobilepro common stock.

On December 5, 2006 and December 12, 2006 the Registrant (“Mobilepro”) issued, respectively, 3,684,945 and 3,545,633 shares of its common stock to Cornell Capital Partners, LP under the terms of a convertible debenture dated June 30, 2006, which convertible debenture was reported in our Current Report on Form 8-K filed July 7, 2006. Under the terms of that convertible debenture, Mobilepro has the right to pay principal and interest due in shares of Mobilepro’s common stock, which shares shall be valued at the lower of $0.275 or a 7% discount to the average of the two lowest daily volume weighted average prices of Mobilpro’s common stock as quoted by Bloomberg, LP for the five trading days immediately following the scheduled payment date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By:	/s/ Jay O. Wright
Jay O. Wright
Chief Executive Officer
MOBILEPRO CORP.

Date: December 18, 2006